Exhibit 99.1

PRESS RELEASE
CONTACT: David Foy
Tel: (203) 458-5850

White Mountains Re Group, Ltd.
Prices $250 Million of its
Fixed/Floating Perpetual Non-Cumulative Preference Shares

HAMILTON, Bermuda, May 17, 2007 — White Mountains Insurance Group, Ltd. (“White Mountains”) (NYSE:  WTM) announced today that its wholly-owned subsidiary, White Mountains Re Group, Ltd. (“White Mountains Re”), has entered into an agreement to sell 250,000 fixed/floating perpetual non-cumulative preference shares, liquidation preference $1,000 per share (the “Preference Shares”) in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  The Preference Shares are perpetual securities with no fixed maturity date that will pay a fixed semi-annual dividend at an annual rate of 7.506% until June 30, 2017 if declared by the Board of White Mountains Re.  After such date, the Preference Shares will pay quarterly dividends at a floating annual rate equal to the greater of the three-month LIBOR plus 3.200% or 7.506% if declared by the Board of White Mountains Re. Dividends on the Preference Shares are non-cumulative.

The offering is expected to close on May 24, 2007, and will result in net proceeds, after deducting commissions and estimated offering expenses, of approximately $246 million to White Mountains Re.  White Mountains Re intends to use the net proceeds from the offering of the Preference Shares to further capitalize its reinsurance subsidiaries, including its Bermuda platform, and for general corporate purposes.

The Preference Shares will be sold only to qualified institutional buyers in reliance on Rule 144A and outside the United States to non-U.S. persons in reliance on Regulation S. The Preference Shares have not and will not be registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Preference Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ADDITIONAL INFORMATION

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s web site located at www.whitemountains.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments, which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’:

•                        growth in book value per share or return on equity;

•                        business strategy;

•                        financial and operating targets or plans;

•                        incurred losses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                        projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                        expansion and growth of our business and operations; and

•                        future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                        the risks described in Item 1A of White Mountains’ 2006 Annual Report on Form 10-K;

•                        claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                        the continued availability of capital and financing;

•                        general economic, market or business conditions;

•                        business opportunities (or lack thereof) that may be presented to it and pursued;

•                        competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•                        changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its clients;

•                        an economic downturn or other economic conditions adversely affecting its financial position;

•                        recorded loss reserves subsequently proving to have been inadequate;

•                        other factors, most of which are beyond White Mountains’ control.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.